Exhibit 4.157

JESSOP AMENDMENT AGREEMENT

This Amendment Agreement dated for reference the 14th day of January 2009

BETWEEN:

DAVID MEUNIER                                                                        (as to 50%)
P.O. Box 1624
South Porcupine, Ontario  P0N 1H0
Telephone: (705) 235-5426

CHRISTOPHER PEGG                                                              (as to 50%)
10 Beaver Drive, P.O. Box 59
Chaput Hughes, Ontario  P0K 1A0
Telephone: (705) 567 3662

(hereinafter referred to collectively as the "Optionors")

OF THE FIRST PART

AND:

AMADOR GOLD CORP.
#711 - 675 West Hastings Street
Vancouver, British Columbia  V6B 1N2

(hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS Amador and the Optionors entered into an option agreement dated for reference the 16th day of October 2007 (the “Jessop Agreement”) and the parties wish to amend the Jessop Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:
1.	Sections 3 and 4 to the Jessop Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:
“3.	TERMS OF THE OPTION
In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:
(a)	pay to the Optionors $18,000 upon receipt of regulatory approval (paid);
(b)	pay to the Optionors a further $10,000 on or before January 23, 2009;
(c)	pay to the Optionors a further $30,000 on or before January 11, 2010;
(d)	issue to the Optionors 100,000 common shares of the Optionee upon receipt of regulatory approval (issued);
(e)	issue to the Optionors a further 100,000 common shares of the Optionee on or before January 23, 2009; and
(f)	issue to the Optionors a further 100,000 common shares of the Optionee on or before January 11, 2010.
4.           EXERCISE OF THE OPTION
If the Optionee has paid $58,000 and issued 300,000 common shares to the Optionors, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionors.”
2.	In all other respects the terms of the Jessop Agreement remain as written.
3.	Time shall be of the essence of this Amendment Agreement.
4.
The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5.	This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.
6.
This Amendment Agreement together with the Jessop Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7.	This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.
AMADOR GOLD CORP.                                            )
)
)
Per: /s/ Alan Campbell_________________             )
               Alan Campbell, Director                                 )

SIGNED and DELIVERED by                                            )
DAVID MEUNIER in the presence of:                            )
)
/s/ Paul Meunier                                        )
Witness Signature                                                               )
)
Paul Meunier                                           )
Name (printed)                                                                     )         /s/ David Meunier
)         DAVID MEUNIER
122 Tisdale St., South Porcupine, ON                               )
Address                                                                                 )

SIGNED and DELIVERED by                                            )
CHRISTOPHER PEGG in the presence of:                  )
)
/s/ Jessica Benson                                      )
Witness Signature                                                                )
)
Jessica Benson                                        )
Name (printed)                                                                     )         /s/ Christopher Pegg
)         CHRISTOPHER PEGG
7-5019 Hwy 112, Swastiko, ON                                        )
Address                                                                                 )